                                            Exhibit 99.1
Ark Restaurants Announces Financial Results for the
Fourth Quarter and Fiscal Year Ended 2023

CONTACT:
Anthony J. Sirica
(212) 206-8800
ajsirica@arkrestaurants.com

NEW YORK, New York - December 18, 2023 -- Ark Restaurants Corp. (NASDAQ:ARKR) today reported financial results for the fourth quarter and fiscal year ended September 30, 2023.
The Company’s fiscal year ends on the Saturday nearest September 30. The fiscal years ended September 30, 2023 and October 1, 2022 both included 52 weeks and the quarters ended September 30, 2023 and October 1, 2022 both included 13 weeks.
Financial Results
Total revenues for the 13 weeks ended September 30, 2023 were $44,400,000 versus $46,884,000 for the 13 weeks ended October 1, 2022.
Total revenues for the year ended September 30, 2023 were $184,793,000 versus $183,674,000 for the year ended October 1, 2022. As required by our lease, Gallagher's Steakhouse at the New York-New York Hotel and Casino in Las Vegas, NV was substantially closed for renovation for the period from February 5, 2023 through April 27, 2023. Revenues for the period of closure were $1,026,000 as compared to $3,251,000 for the comparable prior period.
Company-wide same store sales decreased 4.7% for the 13-weeks ended September 30, 2023 as compared to the same period of last year. For the year ended September 30, 2023, company-wide same store sales, excluding Gallagher's Steakhouse which was closed for part of the year, increased 1.4% as compared to last year.
The Company's EBITDA, excluding a non-cash goodwill impairment charge in the amount of $10,000,000 (as explained below) and adjusted for other items all as set out in the table below, for the 13 weeks ended September 30, 2023 was $585,000 versus $2,352,000 for the 13 weeks ended October 1, 2022. Net loss attributable to Ark Restaurant Corp. for the 13 weeks ended September 30, 2023, which includes the goodwill impairment charge and related tax benefit, was $(10,364,000) or $(2.88) per basic and diluted share compared to net income of $762,000 or $0.21 per basic and diluted share, for the 13 weeks ended October 1, 2022. EBITDA is a Non-GAAP Financial Measure. Please see "Non-GAAP Financial Information" at the end of this news release.
The Company's EBITDA, excluding the non-cash goodwill impairment charge of $10,000,000, gains on the forgiveness of Paycheck Protection Program Loans (the "PPP Loan Forgiveness") and adjusted for other items all as set out in the table below, for the year ended September 30, 2023 was $9,266,000 versus $13,987,000 for the year ended October 1, 2022. Net loss attributable to Ark Restaurant Corp. for the year ended September 30, 2023, which includes the goodwill impairment charge and related tax benefit and PPP Loan Forgiveness of $272,000, was $(5,928,000), or $(1.65) per basic and diluted share, compared to net income of $9,281,000, which includes PPP Loan Forgiveness of $2,420,000, or $2.61 and $2.58 per basic and diluted share, respectively, for the year ended October 1, 2022. EBITDA is a Non-GAAP Financial Measure. Please see "Non-GAAP Financial Information" at the end of this news release.
As of September 30, 2023, the Company had cash and cash equivalents of $13,415,000 and total outstanding debt of $7,222,000.
Other Matters
In performing its goodwill impairment test as of September 30, 2023, the Company determined that a triggering event had occurred. Due to the volatility of the Company's stock price in the fourth quarter of fiscal 2023, the upcoming expiration of the current Bryant Park Grill & Cafe and The Porch at Bryant Park leases on April 30,

2025 and the related requests for proposals from the landlord for both locations received in July 2023 and September 2023, respectively (see Note 11 - Commitments and Contingencies to the Consolidated Financial Statements), the Company determined that there were indicators of potential impairment of its goodwill as of September 30, 2023. As such, the Company performed a qualitative and quantitative assessment for its goodwill. The fair value of the equity was determined using the income approach. Given the relatively low volume of shares traded and the lack of reliable market data as of September 30, 2023, the Company determined the income approach provided the best approximation of fair value. In the income approach, we utilized a discounted cash flow analysis, which involved estimating the expected future after-tax cash flows generated and then discounting those cash flows to present value, reflecting the relevant risks associated with the achievement of projected cash flows, the possibility that the Bryant Park Grill & Cafe and The Porch at Bryant Park leases may not be renewed beyond their expirations on April 30, 2025 (see Note 11 - Commitments and Contingencies), and the time value of money. This approach requires the use of significant estimates and assumptions, including forecasted revenue growth rates, forecasted cash flows from operations, and discount rates that reflect the risk inherent in the future cash flows.
Based on the impairment analysis, the carrying amount of our equity exceeded its estimated fair value, which indicated an impairment of the carrying value of our goodwill. Accordingly, during the fourth quarter of fiscal 2023, the Company recorded a pre-tax non-cash goodwill impairment charge of $10,000,000.
About Ark Restaurants Corp.
Ark Restaurants owns and operates 17 restaurants and bars, 16 fast food concepts and catering operations primarily in New York City, Florida, Washington, DC, Las Vegas, Nevada and the gulf coast of Alabama. Four restaurants are located in New York City, one is located in Washington, DC, five are located in Las Vegas, Nevada, one is located in Atlantic City, New Jersey, four are located on the east coast of Florida and two are located on the Gulf Coast of Alabama. The Las Vegas operations include four restaurants within the New York-New York Hotel & Casino Resort and operation of the hotel's room service, banquet facilities, employee dining room and six food court concepts and one restaurant within the Planet Hollywood Resort and Casino. In Atlantic City, New Jersey, the Company operates a restaurant in the Tropicana Hotel and Casino. The Florida operations include the Rustic Inn in Dania Beach, Shuckers in Jensen Beach, JB’s on the Beach in Deerfield Beach, Blue Moon Fish Company in Lauderdale-by-the-Sea and the operation of four fast food facilities in Tampa and six fast food facilities in Hollywood, each at a Hard Rock Hotel and Casino operated by the Seminole Indian Tribe at these locations. In Alabama, the Company operates two Original Oyster Houses, one in Gulf Shores and one in Spanish Fort.
Cautionary Note Regarding Forward-Looking Statements
Except for historical information, this news release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These statements involve unknown risks, and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. Important factors that might cause such differences are discussed in the Company's filings with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results could differ materially from those anticipated in these forward-looking statements, if new information becomes available in the future.
Non-GAAP Financial Information
This news release includes non-generally accepted accounting principles ("GAAP") performance measures. Although EBITDA is not a measure of performance or liquidity calculated in accordance with GAAP, the Company believes the use of this non-GAAP financial measure enhances an overall understanding of the Company's past financial performance as well as providing useful information to the investor because of its historical use by the Company as both a performance measure and measure of liquidity, and the use of EBITDA by virtually all companies in the restaurant sector as a measure of both performance and liquidity. However, investors should not consider this measure in isolation or as a substitute for net income (loss), operating income (loss), cash flows from operating activities or any other measure for determining the Company's operating performance or liquidity that is calculated in accordance with GAAP as it may not necessarily be comparable to similarly titled measure employed by other companies.

ARK RESTAURANTS CORP.
Consolidated Statements of Operations
(In Thousands, Except per share amounts)

	13 Weeks Ended September 30, 2023	13 Weeks Ended October 1, 2022	52 Weeks Ended September 30, 2023	52 Weeks Ended October 1, 2022

TOTAL REVENUES	$44,400	$46,884	$184,793	$183,674
COSTS AND EXPENSES:
Food and beverage cost of sales	12,152	13,036	49,624	52,573
Payroll expenses	17,295	16,074	66,322	60,000
Occupancy expenses	5,884	6,367	23,472	22,181
Other operating costs and expenses	5,940	5,850	23,498	21,823
General and administrative expenses	2,752	3,082	12,407	12,936
Goodwill impairment	10,000	—	10,000	—
Depreciation and amortization	1,080	1,052	4,310	4,297
Total costs and expenses	55,103	45,461	189,633	173,810
OPERATING INCOME (LOSS)	(10,703)	1,423	(4,840)	9,864
OTHER (INCOME) EXPENSE:
Interest expense, net	161	305	906	1,083
Other income	(26)	(37)	(52)	(421)
Gain on forgiveness of PPP Loans	—	—	(272)	(2,420)
Total other (income) expense, net	135	268	582	(1,758)
INCOME (LOSS) BEFORE PROVISION (BENEFIT) FOR INCOME TAXES	(10,838)	1,155	(5,422)	11,622
Provision (benefit) for income taxes	(370)	157	(64)	1,448
CONSOLIDATED NET INCOME (LOSS)	(10,468)	998	(5,358)	10,174
Net (income) loss attributable to non-controlling interests	104	(236)	(570)	(893)
NET INCOME (LOSS) ATTRIBUTABLE TO ARK RESTAURANTS CORP.	$(10,364)	$762	$(5,928)	$9,281

NET INCOME (LOSS) PER ARK RESTAURANTS CORP. COMMON SHARE:
Basic	$(2.88)	$0.21	$(1.65)	$2.61
Diluted	$(2.88)	$0.21	$(1.65)	$2.58
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	3,602	3,566	3,601	3,556
Diluted	3,602	3,616	3,601	3,603

EBITDA Reconciliation:
Income (loss) before provision (benefit) for income taxes	$(10,838)	$1,155	$(5,422)	$11,622
Depreciation and amortization	1,080	1,052	4,310	4,297
Interest expense, net	161	305	906	1,083
EBITDA (a)	$(9,597)	$2,512	$(206)	$17,002
EBITDA, adjusted:
EBITDA (as defined) (a)	$(9,597)	$2,512	$(206)	$17,002
Non-cash stock option expense	78	76	314	298
Goodwill impairment	10,000	—	10,000	—
Gain on forgiveness of PPP Loans	—	—	(272)	(2,420)
Net (income) loss attributable to non-controlling interests	104	(236)	(570)	(893)
EBITDA, as adjusted	$585	$2,352	$9,266	$13,987

(a)EBITDA is defined as earnings before interest, taxes, depreciation and amortization. A reconciliation of EBITDA to the most comparable GAAP financial measure, pre-tax income, is included above.